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                                                                     Exhibit 4.2

                           Non-Standardized Safe Harbor Adoption Agreement (001)

                           Adoption Agreement For The
                     Vanguard Prototype 401(k) Savings Plan

Please complete the following:

I.    Background Information

(a)   Name of Employer   SAP America, Inc.
(b)   Address            701 Lee Road
                         Wayne, PA 19087
(c)   Telephone          610-725-4500
(d)   Tax I.D. Number    36-3556041
(e)   Name of Plan       SAP America, Inc. 401(k) Profit Sharing Plan & Trust
(f)   Plan Adoption Date (please check one)
      |_| New Plan: If the Employer is adopting the Prototype Plan as a new plan for Employees, the Effective Date of the Plan is _____________.
      |X| Amended Plan. If the Employer is adopting the Prototype Plan as the amended and restated version of an existing plan for Employees, the Effective Date of the amended and restated Plan is January 1, 1997.
(g)   Plan Year (please check one)
            |X| Calendar year   |_| Year ending___________________
(h)   Plan Administrator
      Please identify the individual(s) or committee that has been appointed by the Employer to serve as Plan Administrator (if no designation is made, the Employer will be considered the Plan Administrator):

                                SAP America, Inc.


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Specimen Signatures

Please provide the name(s), title(s) and specimen signature(s) of the individual(s) authorized to act as, or on behalf of, the Plan Administrator:

(1)   William A. Schwartz          Director of Human Resources
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           Name                    Title

      /s/ William A. Schwartz
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           Signature

(2)   Bruce L. Brodsky             Manager of Compensation, Benefits & HRIS
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           Name                    Title

      /s/ Bruce L. Brodsky
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           Signature


(3)   Kevin McKay                  CFO, COO
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           Name                    Title

      /s/ Kevin McKay
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           Signature

(4)   John Milana                  V.P. Finance
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           Name                    Title

      /s/ John Milana
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           Signature

(5)   Eric N. Rubino               V.P. & General Counsel
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           Name                    Title

      /s/ Eric N. Rubino
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           Signature

(i)   Plan Trustee
      Please identify the individual(s) or corporate fiduciary that has been appointed by the Employer to serve as Trustee for the Plan:

                        Vanguard Fiduciary Trust Company


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2.    Participation Requirements

(a)   Eligible Employees

All Employees shall be eligible to participate in the Plan except the following:

      |_|   No exclusions.

      |_| Union Employees: Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives under which retirement benefits were the subject of good faith bargaining, provided that no more than two percent of the employees covered by that agreement are professionals as defined in IRS Reg. ss. 1.4 10(b)-9. For purposes of this exclusion, the term "employee representatives" does not include any organization more than half of whose members are owners, officers, or executives of the Employer.

      |X| Nonresident aliens: Employees who are nonresident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

      |X|   Employees described below:

                                Leased Employees

            Important: You may designate any categories of Employees to be excluded from participation in the Plan (such as hourly-pay or salary-pay employees, employees of a separate unit or division, employees covered by a separate plan, etc.). However, for tax qualification purposes, the Plan must satisfy the minimum participation and coverage requirements of Sections 401(a)(26) and 410(b) of the Code.

(b)   Minimum Age and Service Conditions

Employees who are eligible to participate in the Plan shall be required to satisfy the following minimum age and service conditions prior to the commencement of participation in the Plan:

      |X|   No minimum age or service conditions.

      |_| Minimum age condition: Employees shall be required to have attained age _____________ (may not exceed age 21).


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      |_|   Minimum service condition: Employees shall be required to have completed one Year of Service.

(c)   Commencement of Participation

Employees who satisfy the participation requirements designated in (a) and (b) above as of the Effective Date of the Plan shall commence participation (or continue participation) in the Plan on the Effective Date. Employees who satisfy the participation requirements after the Effective Date shall commence participation in the Plan on their Entry Dates. For these purposes, an Employee's Entry Date shall be:

      |X| Prospective Payroll Entry Dates: The first day of the Employer's regular payroll period (or, if earlier, the first day of the Plan
            Year) following the date the Employee satisfies the participation requirements designated above.

      |_| Prospective Monthly Entry Dates: The first day of the calendar month following the date the Employee satisfies the participation requirements designated above.

      |_| Prospective Quarterly Entry Dates: The first day of the calendar quarter (or, if earlier, the first day of the Plan Year) following the date the Employee satisfies the participation requirements designated above.

      |_| Prospective Semi-Annual Entry Dates: The earlier of (i) the first day of the Plan Year or (ii) the first day of the seventh calendar month of the Plan Year which coincides with or next follows the date the Employee satisfies the participation requirements designated above.

      |_| Annual Entry Date: The first day of the Plan Year nearest to the date that the Employee satisfies the participation requirements designated above.

(d)   Service With Predecessor Employer

If Employees shall be credited with Years of Service for both eligibility and vesting purposes for service with any predecessor employer, please identify each such predecessor employer below:

                                       N/A

(e)   Determination of Hours of Service

Employees shall be credited with Hours of Service for purposes of determining their eligibility to participate in the Plan and their vested amounts under the Plan in accordance with the method selected below (only one method may be selected and the method selected must apply to all Employees):


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      |_|   Actual hours method: Employees shall be credited with Hours of
            Service based on the actual hours for which the Employee is paid or entitled to payment in accordance with the provisions of Article
            2.26 of the Plan.

      |_| Daily equivalency method: Employees shall be credited with 10 Hours of Service for each day for which the Employee would be credited with at least one Hour of Service under Article 2.26 of the Plan.

      |_| Weekly equivalency method: Employees shall be credited with 45 Hours of Service for each week for which the Employee would be credited with at least one Hour of Service under Article 2.26 of the Plan.

      |X| Semi-monthly payroll period equivalency method: Employees shall be credited with 95 Hours of Service for each semi-monthly payroll period for which the Employee would be credited with at least one Hour of Service under Article 2.26 of the Plan.

      |_| Monthly equivalency method: Employees shall be credited with 190 Hours of Service for each month for which the Employee would be credited with at least one Hour of Service under Article 2.26 of the Plan.

3.    Definition Of Compensation

For purposes of the Plan, "Compensation" shall be defined as follows (except as otherwise specifically provided in the Plan):

      |_| Wages for federal tax withholding purposes: Compensation shall mean all wages within the meaning of Section 3401(a) of the Code for purposes of applying federal income tax withholding at the source, determined without regard to rules which limit the remuneration included in wages based on the nature or location of employment or the services performed.

      |X| Wages for W-2 purposes: Compensation shall mean all wages within the meaning of Section 3401(a) of the Code and all other payments of compensation in the course of the Employer's trade or business for which the Employer is required to furnish a written statement (Form-
            W2) under Sections 6041(d) and 6051(a)(3) of the Code.

      |_| Section 415 safe harbor compensation: Compensation shall mean Compensation as defined in Article 11.1(b) of the Plan for purposes of the limitations of Section 415 of the Code.

      |_| Wages for withholding purposes excluding certain items: Compensation shall mean all wages within the meaning of Section 3401(a) of the Code for purposes of applying federal income tax withholding at the source, determined without regard to rules which limit the


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            remuneration included in wages based on the nature or location of employment or the services performed, but excluding the following items:

            |_|   Commissions

            |_|   Bonuses

            |_|   Overtime

            |_|   Other (specify) ______________________________________________
                  ==============================================================

      |X| Other definition of Compensation (specify): Compensation shall mean all wages within the meaning of Section 3401(a) of the Code and all other payments of compensation in the course of the Employer's trade or business for which the Employer is required to furnish a written statement (Form W-2) under Sections 6041(d) and 6051(a)(3) of the Code, provided that such wages and other compensation of each Participant for purposes of Employer Matching Contributions and Employer Nonelective Contributions shall not exceed $100,000 annually.

4.    Employee Pre-Tax Contributions

(a)   Employee Pre-Tax Contributions

      |X| If this option is selected, a Participant may elect to make Employee Pre-Tax Basic Contributions to the Plan in an amount up to 6% of the Compensation otherwise payable to the Participant.

(b)   Employee Pre-Tax Supplemental Contributions (Optional)

      |X| If this option is selected, a Participant who has elected to make Employee Pre-Tax Basic Contributions in the maximum amount permitted under (a) above may also elect to make Employee Pre-Tax Supplemental Contributions to the Plan in an amount up to 9% of the Compensation otherwise payable to the Participant.

            Note: This distinction between "Basic" and "Supplemental" Contributions is appropriate for Employers who wish to make Employer Matching Contributions under Section 6 below based on Employee Pre-Tax Basic Contributions, while also permitting Participants to make "non-matched" Employee Pre-Tax Supplemental Contributions.


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(c)   Employee Pre-Tax Bonus Contributions (Optional)

      |_| If this option is selected, a Participant may elect to make Employee Pre-Tax Bonus Contributions to the Plan in an amount up to ____________________ (fill in the percentage or amount) of any bonus otherwise payable to the Participant for the Plan Year.

            Note: This option for Employee Pre-Tax Bonus Contributions is appropriate for Employers who wish to permit Participants to defer different percentages or amounts of their bonuses than their regular pay or who wish to permit Participants to defer their bonuses on a different matching basis than regular pay. Otherwise, bonuses will be eligible for reduction as Employee Pre-Tax Basic and Supplemental Contributions (unless you exclude bonuses from the Compensation which is eligible for reduction under (a) above). See Article 4.2(h) of the Plan.

(d)   Aggregate Limit on Employee Pre-Tax Contributions (Optional)

      |X| If this option is selected, the maximum amount of Employee Pre-Tax Contributions (including Employee Pre-Tax Basic, Supplemental and Bonus Contributions) which a Participant may elect to have made to the Plan for any Plan Year shall not exceed 15% of the Participant's Compensation for the Plan Year

5.    Employee After-Tax Contributions (Optional)

      |_| Employee After-Tax Contributions: If this option is selected, a Participant may elect to make Employee After-Tax Contributions to the Plan for a Plan Year in an amount up to _________ (fill in the percentage or amount) of the Participant's Compensation for the Plan Year.

      |X| Coordination with Employee Pre-Tax Contributions: If this option is selected, the maximum amount of Employee Pre-Tax Contribution, Employee After-Tax Contributions and Employer Profit Sharing Contributions which a Participant may elect to make to the Plan for any Plan Year shall not exceed 25% of the Participant's Compensation for the Plan Year.

6.    Employer Matching Contributions (Optional)

      |X| Fixed Formulas: If this option is selected, the Employer shall make Employer Matching Contributions on behalf of each Participant for a Plan Year equal to:


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

            1) 50% of the amount of Employee Pre-Tax Basic Contributions on behalf of the Participant for the Plan Year up to 6% of the Participant's Compensation for the Plan Year;

            2) _____________________fill in the percentage or amount) of the amount of Employee Pre-Tax Bonus Contributions on behalf of the Participant for the Plan Year up to _____________________ (fill in the percentage or amount) of the Participant's Compensation for the Plan Year; and

            3) ______________________(fill in the percentage or amount) of the amount of Employee After-Tax Contributions by the Participant for the Plan Year up to _________________________ (fill in the percentage or amount, if applicable) of the Participant's Compensation for the Plan Year.

      |_| Discretionary Formula: If this option is selected, the Employer shall make Employer Matching Contributions for each Plan Year in an amount determined by the Employer in its sole discretion by resolution duly adopted on or before the last day for filing its federal income tax return, including extensions, for the taxable year with or within which such Plan Year ends. Employer Matching Contributions shall be allocated to the Employer Matching Contribution Accounts of Participants in the proportion that each Participant's Employee Pre-Tax Basic Contributions for the Plan Year bear to the total Employee Pre-Tax Basic Contributions of all Participants for the Plan Year.

      |_| Aggregate Limit on Employer Matching Contributions: If this option is selected, the aggregate amount of Employer Matching Contributions on behalf of a Participant for any Plan Year shall not exceed ___________________ (fill in the percentage or amount) of the Participant's Compensation for the Plan Year.

7.    Employer Nonelective Contributions (Optional)

      |_| Fixed Formula Based On Compensation: If this option is selected, the Employer shall make Employer Nonelective Contributions on behalf of each Participant for a Plan Year in an amount equal to _______________________% (fill in the percentage) of the
            Participant's Compensation for the Plan Year.

      |X| Discretionary Formula: If this option is selected, the Employer shall make Employer Nonelective Contributions for each Plan Year in an amount determined by the Employer in its sole discretion by resolution duly adopted on or before the last day for filing its federal income tax return, including extensions, for the taxable year with or within which such Plan Year ends. Employer Nonelective Contributions shall be allocated to the Employer Nonelective Contribution Accounts of Participants who participated in the Plan at any time during the Plan Year in the proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.


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

8.    Directed Investments By Participants

      |X| Total Investment Direction: If this option is selected, each Participant shall be permitted to direct the investment of all amounts allocated to the Participant's separate accounts under the Plan.

      |_| Limited Investment Direction: If this option is selected, a Participant shall be permitted to direct the investment of amounts allocated to the following of the Participant's separate accounts under the Plan (please complete the following if you wish to limit investment direction by Participants to certain accounts):

            |_|   Employee Pre-Tax Contribution Account

            |_|   Employee After-Tax Contribution Account

            |_|   Employer Matching Contribution Account

            |_|   Employer Nonelective Contribution Account

            |_|   Rollover Contribution Account

      |_| Named Fiduciary Direction: To the extent that Participants do not direct investments, the Plan Administrator or the person or entity designated by the Employer below shall be responsible as the named fiduciary for directing and managing Plan investments (see Article
            6.5 of the Plan):

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9.    Distributions Upon Retirement

A Participant (or the Participant's designated Beneficiary, in the event of the Participant's death) shall be entitled to receive the entire amounts credited to the Participant's separate accounts under the Plan upon the Participant's retirement on or after Normal Retirement Age, Disability or death. For purposes of the Plan, "Normal Retirement Age" shall mean:

      |X|   The date a Participant attains age 65.


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      |_|   The later of the date a Participant attains age __________________
            (not to exceed age 65) or the 5th anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

10.   Vesting Schedule

A Participant who terminates employment prior to Normal Retirement Age for reasons other than death or Disability shall be entitled to receive the vested amounts credited to the Participant's Employer Matching Contribution Account and Employer Nonelective Contribution Account. These amounts shall be determined by the vesting schedules selected below:

(a)   Vesting Schedule for Employer Matching Contribution Account

      |_| 100% Immediate Vesting: A Participant shall be fully (100%) vested upon commencement of participation in the Plan.

      |_| Five-Year Cliff Vesting: A Participant shall be fully (100%) vested upon completion of five Years of Service.

      |_| Seven-Year Graded Vesting: A Participant shall become vested according to the following vesting schedule:

               Years of Service                 Vested Percentage
                      3                                 20%
                      4                                 40
                      5                                 60
                      6                                 80
                      7 or more                         100

      |X|   Other:

               Years of Service                 Vested Percentage
                      1                                 0%
                      2                                 50%
                      3                                 100%

(b)   Vesting Schedule for Employer Nonelective Contribution Account

      |_| 100% Immediate Vesting. A Participant shall be fully (100%) vested upon commencement of participation in the Plan.


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

      |_| Five-Year Cliff Vesting. A Participant shall be fully (100%) vested upon completion of five Years of Service.

      |_| Seven-Year Graded Vesting. A Participant shall become vested according to the following vesting schedule:

               Years of Service                 Vested Percentage
                     3                               20%
                     4                               40%
                     5                               60%
                     6                               80%
                 7 or more                           100%

      |X|   Other:

                Years of Service                Vested Percentage
                     1                               0%
                     2                               50%
                     3                               100%

11.   Installment Payment Option (Optional)

      |X| If this option is selected, a Participant who terminates employment with a total vested amount in excess of $3,500 shall be permitted to receive such amount in monthly, quarterly, semiannual or annual installment payments (as an alternative to a single-sum payment) under Article 8.3(b)(ii) of the Plan. If applicable, this option shall apply to:

            |X| All such Participants who separate from service with the Employer.

            |_| Only such Participants who separate from service with the Employer on or after Normal Retirement Age or upon Disability.

      |X| If this option is selected, a Participant who terminates employment with a total vested amount in excess of $3,500 shall be permitted to receive such amount as an annuity payable over the life of the Participant (as an alternative to a single-sum payment) under
            Article 8.3(b)(iii) of the Plan. If applicable, this option shall apply to:

            |X| All such Participants who separate from service with the Employer.

            |_| Only such Participants who separate from service with the Employer on or after Normal Retirement Age or Upon Disability.


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      |X|   If this option is selected, a Participant who terminates employment with a total vested amount in excess of $3,500 shall be permitted to receive such amount as an annuity payable over the life of the Participant (as an alternative to a single-sum payment) and 50%, 75% or 100% to the Participant's Beneficiary over such Beneficiary's life as provided under Article 8.3(b)(iv) of the Plan. If applicable, this option shall apply to:

            |X| All such Participants who separate from service with the Employer.

            |_| Only such Participants who separate from service with the Employer on or after Normal Retirement Age or Upon Disability.

      |X| If this option is selected, a Participant who terminates employment with a total vested amount in excess of $3,500 shall be permitted to receive such amount as an annuity payable over the life of the Participant (as an alternative to single-sum payment) and to the Participant's Beneficiary for a period certain under Article 8.3(b)(v) of the Plan. If applicable, this option shall apply to:

            |X| All such Participants who separate from service with the Employer.

            |_| Only such Participants who separate from service with the Employer on or after Normal Retirement Age or Upon Disability.

12.   Withdrawals (Optional)

(a)   Withdrawals On Or After Age 59 1/2

      |X| If this option is selected, a Participant shall be permitted to make in-service withdrawals under Article 9.3 of the Plan upon attaining age 59 1/2.

(b)   Hardship Withdrawals

      |X| If this option is selected, a Participant shall be permitted to make in-service withdrawals under Article 9.4 of the Plan upon establishing financial hardship.

13.   Loans (Optional)

      |X| If this option is selected, the Plan Administrator shall be permitted to direct the Trustee to make loans to Participants from their separate accounts under the Plan in accordance with the provisions of Article 10 of the Plan.


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

14.   Limitations on Allocations

      Note: You must complete this Section 13 only if the Employer maintains or has ever maintained another qualified plan in which any Participant in this Plan is or was a participant or could possibly become a participant.

(a) Employers Who Also Maintain a Qualified Defined Contribution Plan Other Than a Master Or Prototype Plan (See Article 11.4 of the Plan)

      If a Participant in this Plan is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, the provisions of Article 11.3 of the Plan will automatically apply as if the other plan was a Master or Prototype Plan unless the Employer hereby designates another method of limiting Annual Additions to the Maximum Permissible Amount (in a manner that precludes Employer discretion) by describing such method below:

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(b)   Employers Who Also Maintain a Qualified Defined Benefit Plan (See Article
      11.5 of the Plan)

      If a Participant in this Plan is or has been covered under a qualified defined benefit plan maintained by the Employer, the sum of the Defined Benefit Plan and Defined Contribution Plan Fractions (as defined in
      Article 11.1 of the Plan) may not exceed 1.0. The method under which the Employer will satisfy this 1.0 limitation is described below:

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(c)   Limitation Year

      For purposes of Article 11 of the Plan, the Limitation Year shall be the Plan Year unless another 12-consecutive month period is designated as the Limitation Year below:

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15.   Top-Heavy Provisions

(a)   Minimum Vesting Schedules

For any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Article 12.2(b) of the Plan), a Participant's vested percentage in his or her Employer Matching Contribution Account and Employer Nonelective Contribution Account shall be determined by the vesting schedules selected below (rather than the vesting schedules selected in Section 10 of this Adoption Agreement):

      (i)   Employer Matching Contribution Account

            |_| Three-Year Cliff Vesting: A Participant shall be fully (100%) vested upon completion of _______________ (may not exceed 3) Years of Service.

            |X|   Three-Year Graded Vesting

                   Years of Service               Vested Percentage
                        <2                              0%
                         2                              50%
                         3                              100%

      (ii)  Employer Nonelective Contribution Account

            |_| Three-Year Cliff Vesting: A Participant shall be fully (100%) vested upon completion of _______________ (may not exceed 3) Years of Service.

            |_|   Six-Year Graded Vesting

                   Years of Service               Vested Percentage
                         2                        _________% (not less than 20%)
                         3                        _________% (not less than 40%)
                         4                        _________% (not less than 60%)
                         5                        _________% (not less than 80%)
                         6 or more                   100%

                   Note: If the Plan's vesting schedules shift in or out of the schedules selected above because of changes to or from Top-Heavy Plan status, such shifts shall constitute amendments to the Plan's vesting schedules and the elections provided for in Article 14.1(c)(ii) of the Plan shall be applicable.


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(b)   Minimum Benefits

For any Plan Year in which the Plan is a Top-Heavy Plan, the minimum benefit requirements of Section 416(c) of the Code shall be satisfied as follows (please select one of the following):

      |X| Minimum contributions under this Plan: Employer contributions under this Plan shall be made on behalf of every Participant who is not a Key Employee in accordance with Article 12.3(a) of the Plan. To the extent this requirement is not already satisfied by the Employer contributions provided under this Adoption Agreement (other than Employee Pre-Tax Contributions and Employer Matching Contributions), the Employer shall (select one, if applicable):

            |X| make additional Employer contributions on behalf of Participants who are not Key Employees for the Plan Year in the minimum amount necessary; or

            |_| make additional Employer contributions on behalf of all Participant for the Plan Year in an amount equal to a uniform percentage of each Participant's Compensation, which percentage shall be determined by the Employer by resolution duly adopted on or before the last day for filing its federal income tax return, including extensions, for the taxable year with or within which such Plan Year ends.

      |_| Minimum benefits under other qualified plan(s): The minimum benefit requirements of Section 416(c) of the Code shall be satisfied through one or more other qualified plans maintained by the Employer that are identified below:

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(c)   Present Value Determination

      This subsection (c) applies only if the Employer maintains or has maintained a defined benefit plan which has covered or could cover a Participant in this Plan. If this subsection (c) applies, the following interest rate, mortality table and valuation date shall apply for purposes of determining the present value of accrued benefits under the defined benefit plan (see Article 12.2(c), (g) and (h) of the Plan):

 Interest Rate: 8%   Mortality Table: 1983 Group Annuity Mortality Table (Males)

           Valuation Date: Funded Status as of January 1 of each year


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16.   Execution of Plan and Trust Agreement

Important:

      1) Failure to properly complete this Adoption Agreement may result in disqualification of the Plan.

      2) The Sponsor will inform the Employer of any amendments made to the Plan or the discontinuance or abandonment of the Plan.

      3) The name, address and telephone number of the Sponsor are as follows:

                        Vanguard Fiduciary Trust Company
                                    Box 2600
                            Vanguard Financial Center
                             Valley Forge, PA 19482
                        1-800-523-1036

      4) The Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service to the Sponsor as evidence that the Plan as adopted by the Employer is qualified under
            Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to the qualification of this Plan, the Employer must apply to the appropriate Key District Office of the Internal Revenue Service for a determination letter.

      5) This Adoption Agreement may be used only in conjunction with the Vanguard Prototype 401(k) Savings Plan (Basic Plan Document 01).

(a)   Execution By Employer

      In Witness Whereof, and intending to be legally bound, the Employer named above hereby adopts the Vanguard Prototype 401(k) Savings Plan by causing this Adoption Agreement to be executed as of the date set forth below.

By:            Kevin McKay                    CFO, COO
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                     Name                  Title

Signature      /s/ Kevin McKay
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Date:
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[ILLEGIBLE]


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(b)   Execution By Trustee(s)

      In Witness Whereof, and intending to be legally bound, the Trustee(s) named above hereby accepts its appointment as Trustee for the Plan, and hereby agrees to the terms and conditions of the Trust Agreement for the Plan.

Trustee:
             Vanguard Fiduciary Trust Company
By:          R. Gregory Barton                   Vice President - Legal
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                      Name                       Title

Signature:   /s/ R. Gregory Barton
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Date:        March 25, 1997
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Trustee:

By:
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                     Name                      Title

Signature:
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Date:
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

                                  ATTACHMENT A

                        TO THE ADOPTION AGREEMENT FOR THE

              SAP AMERICA. INC. 401(k) PROFIT SHARING PLAN & TRUST

Notwithstanding any other provisions of the Vanguard Prototype 401(k) Savings Plan (the "Prototype Plan") to the contrary, the following modifications to the Prototype Plan are made, and the modified Prototype Plan is adopted as part of the Adoption Agreement to which this attachment is attached:

1. Article 8.3(b) is amended by replacing Articles 8.3(b)(i) and 8.3(b)(ii) with the following:

      "(i) in a single-sum payment;

      (ii) if so designated by the Employer in the Adoption Agreement, in monthly, quarterly, semi-annual or annual installment payments over a period not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary;

      (iii) if so designated by the Employer in the Adoption Agreement, in an annuity payable over the life of the participant;

      (iv) if so designated by the Employer in the Adoption Agreement, in an annuity payable over the life of the Participant and 50%, 75%, or 100% to the Participant's Beneficiary over such Beneficiary's life; or

      (v) if so designated by the Employer in the Adoption Agreement, in an annuity payable over the life of the Participant and to the Participant's Beneficiary for a period certain."

                     EMPLOYER SELECTION OF INVESTMENT FUNDS

Vanguard Fiduciary Trust Company
Vanguard Financial Center
Valley Forge, PA 19482

Attn:  Vanguard Institutional Services Dept.

       Re:  SAP America. Inc. 401(k) Profit Sharing Plan (the "Plan")

       In accordance with Section 2.1 of the Trust Agreement for the above-captioned Plan, we hereby certify that the following investment funds have been selected as available investment options for participants under the Plan:

                       Vanguard Investment Contract Trust
             Vanguard Bond Index Fund - Total Bond Market Portfolio
                            Vanguard/Wellington Fund
                               Vanguard/Windsor II
                      Vanguard/Index Trust - 500 Portfolio
                   Vanguard World Fund - U.S. Growth Portfolio
              Vanguard World Fund - International Growth Portfolio
                 Vanguard Horizon Fund - Global Equity Portfolio
               Vanguard Horizon Fund - Aggressive Growth Portfolio
                             Vanguard Explorer Fund
                  Vanguard LlFEStrategy Fund - Income Portfolio
           Vanguard LlFEStrategy Fund - Conservative Growth Portfolio
             Vanguard LlFEStrategy Fund - Moderate Growth Portfolio
                  Vanguard LlFEStrategy Fund - Growth Portfolio

      We hereby agree to give Vanguard Fiduciary Trust Company (the "Trustee") at least 30 days written notice (which notice may, however, be waived by the Trustee) prior to adding any new investment fund to the above list, and that no investment fund shall be added to the above list without the prior approval of the Trustee. In the absence of such approval, we hereby agree that the Trustee shall be permitted to resign under the Trust Agreement effective immediately.


                                SAP AMERICA, INC.

                                 By: [ILLEGIBLE]
                                  ----------------------------------------------
                                 Title: CFO COO
                                     -------------------------------------------
                                 Date: 12-30-96
                                    --------------------------------------------
                               [ILLEGIBLE]

                  EMPLOYER CERTIFICATION OF PLAN ADMINISTRATOR

Vanguard Fiduciary Trust Company
Vanguard Financial Center
Valley Forge, PA 19482

Attn: Vanguard Institutional Services Dept.

      Re:  SAP America, Inc. 401(k) Profit Sharing Plan (the "Plan")

      (1) Identification of Plan Administrator. We hereby certify that the following individual(s) are currently authorized to serve as Plan Administrator for the above-captioned Plan (complete (a), (b) or (c) below):

            (a) Committee as Plan Administrator (complete the following if your Plan designates a Committee to serve as Plan Administrator)

                           Name                    Signature
                           ----                    ---------

Chairman
              ------------------------------------------------------------------

Secretary
              ------------------------------------------------------------------

Other Members
              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

      Indicate number of signatures required for Committee action: ____________

            (b) Individual as Plan Administrator (complete the following if your Plan designates an individual to serve as Plan Administrator)

      Name                            Title                        Signature
      ----                            -----                        ---------

--------------------------------------------------------------------------------

      (check mark) (c) Employer as Plan Administrator (check here if your Plan designates the Employer as Plan Administrator)

      (2) Authorized Personnel. We hereby certify that the following individuals are duly authorized to act on behalf of the Plan Administrator with respect to the administration of the Plan:

      Name               Title                              Signature
      ----               -----                              ---------

Bruce Brodsky            Mgr. Compensation & Benefits       /s/ Bruce Brodsky
--------------------------------------------------------------------------------
Kevin McKay              CFO, COO                           /s/ Kevin McKay
--------------------------------------------------------------------------------
John M. Lana             V.P. Finance                       /s/ John M. Lana
--------------------------------------------------------------------------------
Eric Rubino              V.P. General Counsel               /s/ Eric Rubino
--------------------------------------------------------------------------------
William Schwartz         Director Human Resources           /s/ William Schwartz
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (3) No Chances in Plan Administrator or Authorized Personnel (please mark, if applicable)

      ( ) We hereby certify that there have been no changes in the individuals authorized to serve as, or on behalf of, the Plan Administrator for the Plan since the last Certification of Plan Administrator was filed with Vanguard.

      This Certification of Plan Administrator shall remain in effect until Vanguard is notified otherwise in writing.

                                    SAP AMERICA, INC.

                                    By: [ILLEGIBLE]
                                       -----------------------------------------
                                    Title: CFO, COO
                                          --------------------------------------
                                    Date: 12-30-96
                                         ---------------------------------------
                                   [ILLEGIBLE]


                                      Pg. 2

                        VANGUARD FIDUCIARY TRUST COMPANY

                                 TRUST AGREEMENT

      THIS AGREEMENT OF TRUST (the "Agreement") effective the 31st day of December, 1996, by and between SAP AMERICA, INC., a Pennsylvania corporation (the "Employer"), and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code (the "Trustee"),

                                   WITNESSETH

      WHEREAS, the Employer has adopted and is maintaining the SAP AMERICA, INC. 401(k) PROFIT SHARING PLAN (the "Plan") for the exclusive benefit of its Employees; and

      WHEREAS, BRUCE L. BRODSKY, CEBS, CCP, (the "Plan Administrator") is the fiduciary named in the Plan as having the authority to control and manage the operation and administration of the Plan;

      WHEREAS, the Employer and the Trustee deem it necessary and desirable to enter into a written agreement of trust;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

                                    ARTICLE I

                           ESTABLISHMENT OF THE TRUST

      Section 1.1. The Employer and the Trustee hereby agree to the establishment of a trust consisting of such sums as shall from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Trustee to carry out the purposes of the Plan, are referred to herein as the "Fund". The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Employer or any Participant is in accordance with the terms of the Plan nor shall the Trustee be responsible for the collection of any contributions required under the Plan.

      Section 1.2. The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 4.2, no assets of the Plan shall inure to the benefit of the Employer.

      Section 1.3. The Trustee shall pay benefits and expenses from the Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

                                   ARTICLE II

                             INVESTMENT OF THE FUND

      Section 2.1. The Employer shall have the exclusive authority and discretion to select the investment funds ("Investment Funds") available for investment under the Plan. In making such selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Employer shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

      Section 2.2. Each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the


                                      Pg. 2

Participant under the Plan among any one or more of the available Investment Funds. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Plan Administrator of that fact, and the Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Fund.

      Section 2.3. Subject to the provisions of Sections 2.1 and 2.2, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

        (a) to invest and reinvest all or a part of the Fund in accordance with Participants' investment directions in any available Investment Fund selected by the Employer without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Trustee. Any investment in, and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts which meets the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement and the Plan;

        (b) to dispose of all or any part of the investments, securities, or other property which may from time to time or at any time constitute the Fund in accordance with the investment directions by Participants furnished to it pursuant to Section 2.2 or the written directions by the Plan Administrator furnished to it pursuant to Section 1.3, and to make, execute and deliver to the


                                      Pg. 3
      purchasers thereof good and sufficient deeds of conveyance therefor, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

      (c) to hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

      (d) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

      (e) to vote in person or by proxy with respect to all shares of mutual funds which are held by the Plan solely in accordance with directions furnished to it by the Employer, and to vote in person or by proxy with respect to all other securities credited to a Participant's separate accounts under the Plan solely in accordance with directions furnished to it by the Participant;

      (f) upon the written direction of the Plan Administrator, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;

      (g) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of the Plan and this Agreement;

      (h) upon the written direction of the Plan Administrator, to make loans from the Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Plan Administrator shall have the responsibility for collecting all loan repayments required to be made under the Plan and for furnishing the Trustee with copies of all promissory notes evidencing such loans; and

      (i) to pay from the Fund all taxes imposed or levied with respect to the Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.


                                      Pg. 4

      Section 2.4. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.

                                   ARTICLE III

                           DUTIES AND RESPONSIBILITIES

      Section 3.1. The Trustee, the Employer and the Plan Administrator shall each discharge their assigned duties and responsibilities under this Agreement and the Plan solely in the interest of Participants and their Beneficiaries in the following manner:

      (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

      (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

      (c) by diversifying the available investments under the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

      (d) in accordance with the provisions of the Plan and this Trust Agreement insofar as they are consistent with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      Section 3.2. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.


                                      Pg. 5

      Section 3.3. Within 120 days after the end of each Plan Year or within 120 days after its removal or resignation, the Trustee shall file with the Plan Administrator a written account of the administration of the Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Plan Administrator, neither the Employer nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator.

      Section 3.4. In accordance with the terms of the Plan, the Trustee shall open and maintain separate accounts in the name of each Participant in order to record all contributions by or on behalf of the Participant under the Plan and any earnings, losses and expenses attributable thereto. The Plan Administrator shall furnish the Trustee with written instructions enabling the Trustee to allocate properly all contributions and other amounts under the Plan to the separate accounts of Participants. In making such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator and shall be under no duty to make any inquiry or investigation with respect thereto.

      Section 3.5. The Trustee shall furnish each Participant with statements at least annually, or more frequently as may be agreed upon with the Employer, reflecting the current fair market value of the Participant's separate Accounts under the Plan.

      Section 3.6. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

      Section 3.7. Unless resulting from the Trustee's negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or ERISA, the Employer shall indemnify and


                                      Pg. 6
save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement.

                                   ARTICLE IV

                            PROHIBITION OF DIVERSION

      Section 4.1. Except as provided in Section 4.2 of this Article, at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

      Section 4.2. The provisions of Section 4.1 notwithstanding, contributions made by the Employer under the Plan may be returned to the Employer under the following conditions:

      (a) If a contribution is made by mistake of fact, such contribution may be returned to the Employer within one year of the payment of such contribution;

      (b) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it may be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

      (c) Contributions to the Plan are specifically conditioned on initial qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification may be returned to the Employer within one year after the date of denial of qualification.


                                      Pg. 7

                                    ARTICLE V

                       APPOINTMENT OF INVESTMENT MANAGERS

      Section 5.1. The Plan Administrator may appoint one or more Investment Managers with respect to some or all of the assets of the Fund as contemplated by section 402(c)(3) of ERISA. Any such investment manager shall acknowledge to the Plan Administrator in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Fund. The Plan Administrator shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Plan Administrator and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Plan Administrator shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Plan Administrator rescinds the appointment or the Investment Manager has resigned.

      Section 5.2. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Plan Administrator and shall be segregated in a separate account for the Investment Manager (the "Separate Account") and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. The Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that the Trustee shall have the full protection of section 405(d) of ERISA.


                                      Pg. 8

                                   ARTICLE VI

               COMMUNICATION WITh PLAN ADMINISTRATOR AND EMPLOYER

      Section 6.1. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Plan Administrator, the Trustee shall be entitled to act upon any written communication signed by any person or agent designated to act as or on behalf of the Plan Administrator. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Employer and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

      Section 6.2. The Employer shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Plan Administrator. After such notification, the Trustee shall be fully protected in acting upon the directions of, or dealing with, any person designated to act as or on behalf of the Plan Administrator until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Plan Administrator.

                                   ARTICLE VII

                             TRUSTEE'S COMPENSATION

      Section 7.1. The Trustee shall be entitled to reasonable compensation for its services as is agreed upon with the Employer. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Employer.


                                      Pg. 9

                                  ARTICLE VIII

                       RESIGNATION AND REMOVAL OF TRUSTEE

      Section 8.1. The Trustee may resign at any time by written notice to the Employer which shall be effective 30 days after delivery unless prior thereto a successor Trustee shall have been appointed.

      Section 8.2. The Trustee may be removed by the Employer at any time upon 30 days written notice to the Trustee; such notice, however, may be waived by the Trustee.

      Section 8.3. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 30 days after notice of resignation shall have been given under the provisions of this article a successor Trustee shall not have been appointed, the resigning Trustee or the Employer may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

      Section 8.4. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee and the Employer who shall be jointly and severally liable therefor.


                                     Pg. 10

                                   ARTICLE IX

                               INSURANCE COMPANIES

      Section 9.1. If any contract issued by an insurance company shall form a part of the Trust assets, the insurance company shall not be deemed a party to this Agreement. A certification in writing by the Trustee as to the occurrence of any event contemplated by this Agreement or the Plan shall be conclusive evidence thereof and the insurance company shall be protected in relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Trustee as the sole owner thereof and need not see that any action of the Trustee is authorized by this Agreement or the Plan. Any change made or action taken by an insurance company upon the direction of the Trustee shall fully discharge the insurance company from all liability with respect thereto, and it need not see to the distribution or further application of any moneys paid by it to the Trustee or paid in accordance with the direction of the Trustee.

                                    ARTICLE X

                 AMENDMENT AND TERMINATION OF THE TRUST AND PLAN

      Section 10.1. The Employer may, by delivery to the Trustee of an instrument in writing, amend, terminate or partially terminate this Agreement at any time; provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Fund to any purpose other than providing benefits to Participants and their Beneficiaries or defraying reasonable expenses of administering the Plan.

      Section 10.2. If the Plan is terminated in whole or in part, or if the Employer permanently discontinues its contributions to the Plan, the Trustee shall distribute the Fund or any part thereof in such manner and at such times as the Plan Administrator shall direct in writing. In the absence of receipt of such written directions within 90 days after the effective date of such termination, the Trustee shall distribute the Fund in accordance with the provisions of the Plan.


                                     Pg. 11

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      Section 11.1. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

      Section 11.2. Except as otherwise required in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, the benefits or proceeds of any allocated or unallocated portion of the assets of the Fund and any interest of any Participant or Beneficiary arising out of or created by the Plan either before or after the Participant's retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan and any action purporting to do so shall be void. The provisions of this Section shall apply to all Participants and Beneficiaries, regardless of their citizenship or place of residence.

      Section 11.3. Nothing contained in this Agreement or in the Plan shall require the Employer to retain any Employee in its service.

      Section 11.4. Any person dealing with the Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

      Section 11.5. The Trustee hereby acknowledges receipt of a copy of the Plan. The Employer will cause a copy of any amendment to the Plan to be delivered to the Trustee.


                                     Pg. 12

      Section 11.6. The construction, validity and administration of this Agreement and the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent that such laws have been specifically superseded by ERISA.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Attest:                                      SAP AMERICA, INC.


/s/ James F. Devine                          By: /s/ [ILLEGIBLE]
------------------------------                   ----------------------------


Attest:                                      VANGUARD FIDUCIARY TRUST COMPANY


/s/ Christine A. Manny                       By: /s/ R. Gregory Barton
------------------------------                   ----------------------------
                                                       Vice President

                                     Pg. 13